                                                        EXHIBIT 4.10


                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") is made and entered into as this 28th day of July, 1998 among DANKA BUSINESS SYSTEMS PLC, a limited liability company incorporated in England and Wales (Registered Number 1101386) ("Danka PLC"), DANKALUX SARL & CO. SCA, a Luxembourg company ("Dankalux"), and DANKA HOLDING COMPANY, a Nevada corporation ("Danka Holding") (Danka PLC, Dankalux and Danka Holding are herein each a "Company" and collectively the "Companies"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association formerly known as NationsBank, National Association (Carolinas), each other Bank signatory hereto (each individually, a "Bank" and collectively, the "Banks"), and NATIONSBANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (in such capacity, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Companies, the Banks and the Agent have entered into a Credit Agreement as of December 5, 1996, as amended by First Amendment dated December 5, 1997 (as further amended hereby and as from time to time further amended, supplemented or replaced, the "Credit Agreement"), pursuant to which the Banks agreed to make certain revolving credit, term loan and letter of credit facilities available to the Companies; and

         WHEREAS, the Companies have requested that the Credit Agreement be amended in the manner set forth herein and the Agent and the Banks are willing to agree to such amendment;

         NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:

         1. Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement. The term "Credit Agreement" as used herein and in the Loan Documents shall mean the Credit Agreement as amended hereby and as from time to time further amended, supplemented and replaced.

         2. Amendment. Subject to the terms and conditions set forth herein, the Credit Agreement is amended, effective as of June 30, 1998 except in the case of clause (n) below which shall be effective on the date of this Second Amendment, as follows:

                  (a) The definition of "Capital Expenditures" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "Capital Expenditures" means, for any period, the sum
                  of the aggregate amount of all expenditures of Danka PLC and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures less the cash proceeds received from the sales of rental equipment for such period; provided, however, that in the calculation of Capital Expenditures for any period, there shall be excluded from such expenditures any amounts spent for assets that later in such period were sold for an equal or greater amount, such excluded amount not to exceed $5,000,000 per period.

                  (b) The definition of "Consolidated EBITDA" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "Consolidated EBITDA" means with respect to Danka PLC
                  and its Subsidiaries, on a consolidated basis, for any period of four consecutive fiscal quarters, income from continuing operations for such period before income taxes for such period plus interest expense (including amounts attributable to interest under any Permitted Receivables Securitization) for such period, plus depreciation expense for such period, plus amortization expense for such period, plus (for the fiscal quarter ended December 31, 1997 only) actual restructuring charges in an amount not to exceed $11,000,000.

                  (c) Section 1.1 is hereby amended by inserting therein, in the appropriate alphabetical order, the following definitions:

                           "Year 2000 Compliant" means all computer applications
                  (including those affected by information received from its suppliers and vendors) that are material to the Companies' or any of their Subsidiaries' business and operations will on a timely basis be able to perform properly data-sensitive functions involving all dates on and after January 1, 2000.

                           "Year 2000 Problem" means the risk that computer
                  applications used by the Companies and any of their Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly data-sensitive functions involving certain dates on and after January 1, 2000.

                  (d) Clause (iii) of Subsection (a) of Section 2.5 is hereby amended in its entirety so that as amended it shall read as follows:

                           "(iii) and all Offshore Currency Loans and L/C
                  Obligations in Offshore Currencies then outstanding at least once each calendar quarter,"

                  (e) Subsection (d) of Section 2.15 is hereby amended in its entirety so that as amended it shall read as follows:

                           "(d) The Applicable Margin and the Applicable Fee
                  Percentage shall be adjusted, to the extent applicable, 50 days (or, in the case of the last calendar quarter of any year, 95 days) after the end of each calendar quarter, based on the Consolidated Total Leverage Ratio as of the last day of such calendar quarter; it being understood that if Danka PLC fails to deliver the financial statements required by Section 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required by Section 7.1(c), by the 50th day (or, if applicable, the 95th day) after any calendar quarter, the Applicable Margin shall be 1.75% and the Applicable Fee Percentage shall be .50% until such financial statements and Compliance Certificate are delivered. The Applicable Margin shall be 1.30% and the Applicable Fee Percentage shall be .325% until the Business Day next following the date of receipt by the Agent of the Compliance Certificate and related financial statements of Danka PLC and its Subsidiaries for the fiscal quarter ending June 30, 1998."

                  (f) Section 2.19 is hereby amended by deleting the figure "$25,000,000" appearing in subsection (a) and inserting in lieu thereof the figure "$35,000,000".

                  (g) A new Section 6.23 is hereby added to the Credit Agreement which Section shall read as follows:

                           "6.23 Year 2000 Compliance. Such Company and its
                  Subsidiaries have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. Such Company reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect."

                  (h) Subsection 7.1(a) is hereby amended by deleting the phrase "60 days" appearing in the first line thereof and inserting in lieu thereof the phrase "50 days".

                  (i) Subsection 7.1(b) is hereby amended by deleting the phrase "120 days" appearing in the first line thereof and inserting in lieu thereof the phrase "95 days".

                  (j) A new Section 8.16 is hereby added to the Credit Agreement which Section shall read as follows:

                           "8.16. Year 2000 Compliance. Such Company will
                  promptly notify the Agent and the Lenders in the event such Company discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect."

                  (k) Clause (i) of Section 8.3 is hereby amended in its entirety so that as amended it shall read as follows:

                           "(i)   The Consolidated Fixed Charge Coverage Ratio
                  (a) as at June 30, 1998 to be less than 1.50 to 1.00, (b) as at the end of the two fiscal quarters ending September 30, 1998 and December 31, 1998 to be less than 1.35 to 1.00 and
                  (c) for any period ending after December 31, 1998 to be less than 1.50 to 1.00."

                  (l) Clause (iii) of Section 8.3 is hereby amended in its entirety so that as amended it shall read as follows:

                           "(iii) The Consolidated Total Leverage Ratio as at
                  the end of any fiscal quarter for the four fiscal quarters then ending to exceed (x) for any period ending on or prior to December 31, 1998, 3.75 to 1.00, (y) for periods ending after December 31, 1998 through June 30, 1999, 3.50 to 1.00 and (z) for any period ending after June 30, 1999, 3.25 to 1.00."

                  (m) Clause (c) of Section 8.4 is hereby amended in its entirety so that as amended it shall read as follows:

                           "(c)   so long as such Company demonstrates, in
                  writing, compliance with clause (h) below, Investments by such Company or any of its Subsidiaries by way of acquisitions of an entity or entities or assets of an entity or entities, within such Company's line of business; provided, however, (x) that no Acquisition for which the Acquisition Price exceeds 10% of Adjusted Consolidated Net Worth or if, on a pro forma basis giving effect to the Acquisition, the Consolidated Total Leverage Ratio is less than 3.25 to 1.00, 25% of Adjusted Consolidated Net Worth, may be made without the written consent of the Majority Banks, which consent shall not be unreasonably withheld, and (y) no Acquisition through a stock purchase may be made unless approved by the acquired entity's Board of Directors or similar governing body; for the purposes of this clause (c) "Acquisition Price" shall equal the cash paid to the seller plus all notes or securities (other than common equity securities of Danka PLC) received by or delivered to the seller in connection with such Acquisition;"

                  (n) Schedule I to the Credit Agreement is amended in its entirety and the amended Schedule I shall be as set forth in Schedule I to this Second Amendment.

         3. Effectiveness. This Second Amendment shall become effective as of the date hereof upon receipt by the Agent of (i) six (6) fully executed copies of this Second Amendment (which may be signed in counterparts) signed by the Companies and the Majority Banks and (ii) payment to each Bank executing this Second Amendment of an amount equal to 10 basis points of such Bank's Commitment.

         4. Representations and Warranties. In order to induce the Agent and the Banks to enter into this Second Amendment, the Companies represent and warrant to the Agent and the Banks as follows:

                  (a) There has been no material adverse change in the condition, financial or otherwise, of Danka PLC and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of Danka PLC received by the Agent and the Banks under Section 7.1 of the Credit Agreement;

                  (b) The business and properties of Danka PLC and its Subsidiaries, taken as a whole, are not, and since the date of the most recent financial report of Danka PLC and its Subsidiaries received by the Agent and the Banks under Section 7.1 of the Credit Agreement, have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (c) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a Default or an Event of Default under the Credit Agreement, either immediately or with the lapse of time or the giving of notice, or both.

         5. Guarantors. Each of the Companies being the direct, or indirect owner of all or substantially all the Guarantors hereby consents to this amendment on behalf of such Guarantors.

         6. Entire Agreement. This Second Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

         7. Full Force and Effect of Second Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         8. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         9. Governing Law. This Second Amendment shall in all respects be governed by the laws and judicial decisions of the State of Florida.

         10. Enforceability. Should any one or more of the provisions of this Second Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         11. Credit Agreement. All references in any of the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Charlotte by their proper and duly authorized officers as of the day and year first above written.

WITNESS:                                   DANKA BUSINESS SYSTEMS PLC

/s/ Shalimer                               By: /s/ P.G. Dumond
-------------------------                     ---------------------------------
                                           Name:   P.G. Dumond
                                                -------------------------------
         RA                                Title:  Company Secretary
-------------------------                        ------------------------------


                                           DANKA HOLDING COMPANY

/s/ Anna M. Galatri                        By:/s/ D.M. Doyle
-------------------------                     ---------------------------------
                                           Name:  D.M. Doyle
                                                -------------------------------
/s/ Heidi S. Mosier                        Title: CEO
-------------------------                        ------------------------------


                                           DANKALUX SARL & CO. SCA

                                           BY: DANKALUX SARL, COMMANDITE
                                              ---------------------------------

/s/ Shalimer                               By:/s/ P.G. Dumond
-------------------------                     ---------------------------------
                                           Name:  P.G. Dumond
                                                -------------------------------
         RA                                Title: Manager
-------------------------                        ------------------------------

                                           NATIONSBANK, N.A., as Agent and
                                           Issuing Bank


                                           By:   /s/ Andrew M. Airheart
                                                 ------------------------------
                                           Name:     Andrew M. Airheart
                                           Title:    Senior Vice President

                                           BANK OF AMERICA NATIONAL TRUST AND
                                           SAVINGS ASSOCIATION


                                           By: /s/ Deidre B. Doyle
                                               --------------------------------
                                           Name:   Deidre B. Doyle
                                           Title:  Vice President

                                           THE BANK OF NOVA SCOTIA


                                           By:   /s/William E. Zarrett
                                              ---------------------------------
                                           Name:    William E. Zarrett
                                           Title:   Senior Relationship Manager

                                           COMMERZBANK AKTIENGESELLSCHAFT,
                                           ATLANTA AGENCY


                                           By: /s/ Harry P. Yergey
                                              ---------------------------------
                                           Name:   Harry P. Yergey
                                           Title:  SVP & Manager



                                           By: /s/ Petra P. Conroy
                                              ---------------------------------
                                           Name:   Petra P. Conroy
                                           Title:  Assistant Treasurer

                                           THE BANK OF NEW YORK


                                           By:   /s/ John V. Yancey
                                              ---------------------------------
                                           Name:     John V. Yancey
                                           Title:    Senior Vice President

                                           CREDIT LYONNAIS NEW YORK BRANCH


                                           By:   /s/ Olivier Perrain
                                              ---------------------------------
                                           Name:     Olivier Perrain
                                           Title:    First Vice President

                                           CIBC INC.


                                           By: /s/ Katherine Bass
                                              ---------------------------------
                                           Name:   Katherine Bass
                                           Title:  Executive Director
                                                   CIBC Oppenheimer Corp.,
                                                   AS AGENT

                                           PNC BANK, N.A.


                                           By: /s/ James D. Neil
                                              ---------------------------------
                                           Name:   James D. Neil
                                           Title:  Vice President

                                           FIRST UNION NATIONAL BANK


                                           By: /s/ Jorge Gonzalez
                                              ---------------------------------
                                           Name:   Jorge Gonzalez
                                           Title:  SVP

                                           SUNTRUST BANK, TAMPA BAY


                                           By: /s/ Donald J. Campisano
                                              ---------------------------------
                                           Name:   Donald J. Compisano
                                           Title:  Vice President

                                           THE FUJI BANK AND TRUST COMPANY


                                           By: /s/ Toshiaki Yakura
                                              ---------------------------------
                                           Name:   Toshiaki Yakura
                                           Title:  Senior Vice President

                                           ABN AMRO BANK N.V.


                                           By: /s/ Scott D. Austensen
                                               --------------------------------
                                           Name:   Scott D. Austensen
                                           Title:  Vice President



                                           By: /s/ G. Mark Glegg, Jr.
                                              ---------------------------------
                                           Name:   G. Mark Glegg, Jr.
                                           Title:  Vice President

                                           PARIBAS


                                           By: /s/ Duane Helkowski
                                              ---------------------------------
                                           Name:   Duane Helkowski
                                           Title:  Vice President


                                           By: /s/ Brett I. Mehlman
                                              ---------------------------------
                                           Name:   Brett I. Mehlman
                                           Title:  Vice President

                                           DEUTSCHE BANK AG NEW YORK BRANCH
                                           AND/OR CAYMAN ISLANDS BRANCH


                                           By: /s/ Stephan A. Wiedemann
                                              ---------------------------------
                                           Name:   Stephen A. Wiedemann
                                           Title:  Director


                                           By: /s/ Hans-Josef Thiele
                                              ---------------------------------
                                           Name:   Hans-Josef Thiele
                                           Title:  Director

                                           HIBERNIA NATIONAL BANK


                                           By: /s/ Troy J. Villafarra
                                              ---------------------------------
                                           Name:   Troy J. Villafarra
                                           Title:  Senior Vice President

                                      ISTITUTO BANCARIO SAN PAOLO DI TORINO SPA


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                             ----------------------------------


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   LLOYDS BANK PLC


                                   By: /s/ Windsor R. Davies
                                      -----------------------------------------
                                   Name:   Windsor R. Davies
                                   Title:  Director, Corporate Banking, USA
                                           D061


                                   By: /s/ David C. Rodway
                                      -----------------------------------------
                                   Name:   David C. Rodway
                                   Title:  Assistant Vice President
                                           R156

                                           NATIONAL WESTMINSTER BANK PLC


                                           By: /s/ Ian McEwen
                                              ---------------------------------
                                           Name:   Ian McEwen
                                           Title:  Corporate Director

                                           SOUTHTRUST BANK, NATIONAL ASSOCIATION


                                           By: /s/ Timothy Mann
                                              ---------------------------------
                                           Name:   Timothy Mann
                                           Title:  Group Vice President

                                           THE SUMITOMO BANK, LIMITED


                                           By: /s/ Thomas G. Savini
                                              ---------------------------------
                                           Name:   Thomas G. Savini
                                           Title:  Vice President

                                           BANCA COMMERCIALE ITALIANA
                                           NEW YORK BRANCH


                                           By: /s/ Charles Dougherty
                                              ---------------------------------
                                           Name:   C. Dougherty
                                           Title:  Vice President


                                           By: /s/ Karen Purelis
                                              ---------------------------------
                                           Name:   Karen Purelis
                                           Title:  Vice President

                                           AMSOUTH BANK


                                           By: /s/ Marie B. Eaddy
                                              ---------------------------------
                                           Name:   Marie B. Eaddy
                                           Title:  Vice President

                                           BANK OF TOKYO-MITSUBISHI, LTD.,
                                           ATLANTA AGENCY


                                           By: /s/ R. Glass
                                              ---------------------------------
                                           Name:   R. Glass
                                           Title:  V. Pres.

                                           BANKERS TRUST COMPANY


                                           By: /s/ G. Andrew Keith
                                              ---------------------------------
                                           Name:   G. Andrew Keith
                                           Title:  Vice President

                                           CORESTATES BANK, N.A.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           THE DAI-ICHI KANGYO BANK, LIMITED


                                           By: /s/ Tatsuji Noguchi
                                               --------------------------------
                                           Name:   Tatsuji Noguchi
                                           Title:  Chief Representative

                                           THE INDUSTRIAL BANK OF JAPAN TRUST
                                           COMPANY


                                           By: /s/ Takuya Honjo
                                              ---------------------------------
                                           Name:   Takuya Honjo
                                           Title:  Senior Vice President

                                           NATIONAL AUSTRALIA BANK LIMITED


                                           By: /s/ Scott Tuhy
                                              ---------------------------------
                                           Name:   Scott Tuhy
                                           Title:  Vice President

                                           SANWA BANK LIMITED


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           TOKAI BANK LIMITED, NEW YORK BRANCH



                                           By: /s/ Shinichi Nakatani
                                              ---------------------------------
                                           Name:   Shinichi Nakatani
                                           Title:  Assistant General Manager

                                           WACHOVIA BANK, N.A.


                                           By: /s/  Tammy F. Hughes
                                              ---------------------------------
                                           Name:    Tammy F. Hughes
                                           Title:   Vice President

                                           BANCA NAZIONALE DEL LAVOR


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           STATE STREET BANK


                                           By: /s/ Kelley Rumps
                                              ---------------------------------
                                           Name:   Kelley Rumps
                                           Title:  Assistant Vice President

                                           CREDIT AGRICOLE INDOSUEZ


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                   SCHEDULE I

                                  PRICING GRID



                              CONSOLIDATED                  APPLICABLE                    COMMITMENT
                              TOTAL                         MARGIN                        FEE
                              LEVERAGE RATIO
Level 1                       < 1.75 x                      62.5 bps                      15 bps
Level 2                       > = 1.75 x                    75 bps                        17.5 bps
Level 3                       > = 2.25 x                    87.5 bps                      20 bps
Level 4                       > = 2.75 x                    100.0 bps                     25 bps
Level 5                       > = 3.25 x                    130.0 bps                     32.5 bps


The Applicable Margin and the Commitment Fee will be Level 5 from July 28, 1998 until delivery of the Compliance Certificate for the fiscal quarter ending June 30, 1998.